Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 11, 2026, by and among HealthStream, Inc., a Tennessee corporation (the “Company”), Robert A. Frist, Jr. (the “Selling Shareholder”), and WJRJJ Ventures, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company, the Selling Shareholder and the Investor are executing and delivering this Agreement in reliance upon exemptions from securities registration under the Securities Act, including Section 4(a)(2) of the Securities Act;

WHEREAS, the Company and the Selling Shareholder desire to sell to the Investor, and the Investor desires to purchase from the Company and the Selling Shareholder, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, no par value (the “Common Stock”); and

WHEREAS, contemporaneously with the sale of the Shares, the Company and the Investor will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company, the Selling Shareholder, and the Investor, hereby agree as follows:

1.         Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Third Amended and Restated Bylaws of the Company, as currently in effect.

“Amended and Restated Charter” means the Fourth Amended and Restated Charter of the Company, as currently in effect.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Disclosure Document” has the meaning set forth in Section 6.3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b).

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.5 (Valid Issuance), 3.6 (No Conflict), and 3.7 (Consents).

“GAAP” has the meaning set forth in Section 3.8(b).

“Indemnified Person” has the meaning set forth in Section 6.8.

“Investor” has the meaning set forth in the recitals.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so, except that for purposes of Section 7.1(g) of this Agreement, in no event shall a change in the market price of the Common Stock alone constitute a “Material Adverse Effect”.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Registration Rights Agreement” has the meaning set forth in Section 7.1(k).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished (as applicable) by the Company on and after January 1, 2026, and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.1.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement and the Registration Rights Agreement.

“Transfer Agent” means, with respect to the Common Stock, Computershare Trust Company, N.A. or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.            Purchase and Sale of Securities.

2.1    Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, (i) the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, 1,355,932 shares of Common Stock (the “Company Shares”), for an aggregate purchase price of $39,999,994 (the “Company Purchase Price”), and (ii) the Selling Shareholder agrees to sell to the Investor, and the Investor agrees to purchase from the Selling Shareholder, 144,068 shares of Common Stock (the “Selling Shareholder Shares”; the Company Shares and the Selling Shareholder Shares are collectively referred to herein as the “Shares”), for an aggregate purchase price of $4,250,006 (the “Selling Shareholder Purchase Price”). The price per Share for the Company Shares and Selling Shareholder Shares to be issued and sold, respectively, pursuant to this Section 2.1 is $29.50.

2.2    Closing. The closing of the purchase and sale of the Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures (i) on the first Business Day after the date of this Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 7 of this Agreement, and (ii) if the Closing does not occur on the first Business Day after the date of this Agreement, on the Business Day that is no later than one Business Day after the satisfaction or waiver of the conditions set forth in Section 7 of this Agreement (except for those conditions to the Closing that by their nature are to be satisfied at the Closing and subject to the satisfaction or waiver of such conditions), or at such other time as mutually agreed to in writing by the parties. At the Closing, the Company Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Company Shares to be purchased by the Investor from the Company at the Closing against payment to the Company of the Company Purchase Price therefor in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investor at least one Business Day prior to the Closing. At the Closing, the Selling Shareholder Shares shall be transferred to and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Selling Shareholder Shares to be purchased by the Investor from the Selling Shareholder at the Closing against payment to the Selling Shareholder of the Selling Shareholder Purchase Price therefor in full, by wire transfer to the Selling Shareholder of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Selling Shareholder to the Investor at least one Business Day prior to the Closing. On the Closing Date, the Company will cause the Transfer Agent to issue and register the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 5.10) and the Company shall provide evidence of such book-entries from the Company’s Transfer Agent as soon as reasonably practicable following the Closing Date to the Investor.

3.            Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified), the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1    Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (i) duly incorporated or duly formed, as applicable, and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (ii) qualified to do business as a foreign entity and in good standing in each jurisdiction in which such qualification is required, except, in any such case, as would not reasonably be expected to have a Material Adverse Effect.

3.2    Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, or agreement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as disclosed in the SEC Reports or issued or issuable pursuant to the Company’s equity compensation plans described in the SEC Reports; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

3.3    Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4    Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Company Shares. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Company Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Company Shares, has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and assuming that this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5    Valid Issuance. The Shares being purchased by the Investor hereunder have been duly and validly authorized and, upon issuance and sale pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued at the Closing free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws). At the Closing, the Investor shall be entitled to all rights accorded to a holder of Common Stock with respect to the Shares. The issuance and delivery of the Shares does not (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investor) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company with respect to the Shares. Subject to the accuracy of the representations and warranties made by the Investor in Section 5, the offer and sale of the Shares to the Investor is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6    No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Charter or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7    Consents. Assuming the accuracy of the representations and warranties of the Investor, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Shares and the performance by the Company of its other obligations under the Transaction Agreements, except (a) such as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) for the filing of any requisite notices and/or application(s) to Nasdaq for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) for customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) for the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8    SEC Filings; Financial Statements.

(a)    The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s actual knowledge, none of the SEC Reports are the subject of an ongoing SEC review.

(b)    The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries has incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such Financial Statements, (ii) liabilities not required under GAAP to be reflected in the Financial Statements, or (iii) liabilities that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

3.9    Absence of Changes. Since June 30, 2026, there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

3.10    Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

3.11    Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12    Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire, or to have rights to use, such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied in all material respects with the terms of each material agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Company’s knowledge all such material agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the owned Intellectual Property. The Company and its subsidiaries have taken steps the Company believes to be commercially reasonable to protect, maintain and safeguard their Intellectual Property.

3.13    Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No material assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no material liens on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).

3.14    Sarbanes-Oxley Act. The Company is, and since January 1, 2026 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.15    Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.16    Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.17    Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.18    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with, and its participation in the offering will not violate: (A) anti-bribery laws in any material respect, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws in any material respect, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the USA PATRIOT Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Assets Control.

3.19    Cybersecurity. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained physical, technical and administrative controls that the Company believes to be commercially reasonable designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability, continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined below). To the Company’s knowledge, aside from cybersecurity incidents disclosed in the SEC Reports, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under the Privacy Laws.

3.20    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”), except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all steps the Company believes are commercially reasonable to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries have, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives, and (ii) none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.21    Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described under Item 404(a) of Regulation S-K promulgated by the SEC in the SEC Reports that is not so described.

3.22    Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “HSTM”. The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on Nasdaq or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.23    General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Shares pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 5, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the issuance of the Company Shares pursuant to this Agreement.

3.24    Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.25    Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Except with respect to the portion of the lease of the Company’s principal office in Nashville, Tennessee which has been subleased, any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. The Company does not own any real property.

3.26    Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that the Company has reasonably determined is customary for comparably situated companies and adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2026, the Company has not received any written notice regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.27    Related Party Transaction Approval. The audit committee of the Board of Directors (or another committee of the Board of Directors composed solely of independent directors), or a majority of the disinterested members of the Board of Directors, has reviewed and approved this Agreement and the transactions contemplated hereby, including the sale of the Selling Shareholder Shares by the Selling Shareholder to the Investor, in accordance with the Company’s related person transaction policy, the applicable listing rules of Nasdaq and applicable law, and such approval has not been rescinded, modified or withdrawn as of the date of this Agreement.

3.28    Reliance by the Investor. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Investor will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

4.            Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to the Investor that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:

4.1    Authorization. The Selling Shareholder has the legal capacity, power and authority to enter into this Agreement and to carry out and perform his obligations hereunder, including in connection with the transfer of the Selling Shareholder Shares. This Agreement has been duly executed and delivered by the Selling Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2    No Conflicts. The execution, delivery and performance of this Agreement by the Selling Shareholder, the sale of the Selling Shareholder Shares and the consummation by the Selling Shareholder of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Selling Shareholder (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Selling Shareholder or his properties or assets, except as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Selling Shareholder to perform his obligations under this Agreement.

4.3    Title to Shares. The Selling Shareholder is the beneficial owner of all of the Selling Shareholder Shares, and the Selling Shareholder Shares will be transferred to the Investor free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws).

4.4    Brokers and Finders. The Selling Shareholder has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.5    Reliance by the Investor

. The Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 4. The Selling Shareholder acknowledges that the Investor will rely upon the truth and accuracy of, and the Selling Shareholder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Selling Shareholder set forth herein.

5.            Representations and Warranties of the Investor. The Investor represents and warrants to the Company and the Selling Shareholder that the statements contained in this Section 5 are true and correct as of the date of this Agreement and the Closing Date:

5.1    Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

5.2    Authorization. The Investor has all requisite limited liability company power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All limited liability company action on the part of the Investor and its members necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by the Investor of the Transaction Agreements to which the Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company and the Selling Shareholder, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3    No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

5.4    Residency. The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below the Investor’s name on its signature page hereto, except as otherwise communicated by the Investor to the Company.

5.5    Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.6    Investment Representations and Warranties. The Investor hereby represents and warrants that it is, as of the date of this Agreement, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

5.7    Intent. The Investor is purchasing the Shares solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Investor has no present arrangement to sell the Shares to or through any person or entity. The Investor understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time.

5.8    Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Shares and the Investor acknowledges specifically that a possibility of total loss exists.

5.9    Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company or the Selling Shareholder to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.10    Securities Not Registered; Legends. The Investor acknowledges and agrees that (i) the Company Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the issuance of the Company Shares has not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Company Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States, and (ii) the sale of the Selling Shareholder Shares has not been registered under the Securities Act, and that such sale has been made in a transaction exempt from the registration requirements of the Securities Act, and that the Selling Shareholder Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor further acknowledges and agrees that the Company Shares and the Selling Shareholder Shares are “restricted securities” as defined in Rule 144. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to Investor) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED THE OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

In addition, the Shares may contain a legend regarding affiliate status of the Investor, if applicable.

5.11    No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company and the Selling Shareholder, as applicable. Investor became aware of this offering of the Shares solely by means of direct contact from the Company as a result of a pre-existing, substantive relationship with the Company, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Investor solely by direct contact between Investor and the Company, the Selling Shareholder and/or their respective representatives. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of the Company, the Selling Shareholder and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, sales literature, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

5.12    Access to Information. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.13    Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6.            Covenants.

6.1    Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company and the Selling Shareholder will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company and the Selling Shareholder if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 of this Agreement are no longer accurate.

6.2    Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

6.3    Disclosure of Transactions. The Company shall, no later than 5:30 p.m. (eastern time), on the fourth (4th) Business Day immediately following the date of this Agreement (but, in any event, unless otherwise determined by the Company, not earlier than the Closing Date), file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby to the extent required by SEC rules, and attaching this Agreement and the Registration Rights Agreement as exhibits to such Disclosure Document. In addition, the Company may issue a press release in connection with the transactions contemplated hereby following the Closing (the content of which press release is subject to the prior approval of the Investor).

6.4    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

6.5    Removal of Legends.

(a)    In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b)    Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 6.5(b) and as soon as reasonably practicable following any request therefor from the Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

6.6    Withholding Taxes. The Investor agrees to furnish the Company and the Selling Shareholder with any information, representations and forms (including a Form W-9) as shall reasonably be requested by the Company or the Selling Shareholder from time to time to assist the Company and the Selling Shareholder in complying with any applicable tax law (including any withholding obligations).

6.7    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Agreements.

6.8    Indemnification.

(a)    The Company agrees to indemnify and hold harmless the Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person has become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from any Indemnified Persons’ fraud or willful misconduct. The Selling Shareholder agrees to indemnify and hold harmless each Indemnified Person, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person has become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Selling Shareholder under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from any Indemnified Persons’ fraud or willful misconduct.

(b)    In the event that any Indemnified Person is entitled to indemnification hereunder, the Investor shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Investor; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of the Investor to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons. No indemnifying party will, except with the consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Person in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the Indemnified Person. No Indemnified Person will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

6.9    Standstill. The Investor hereby agrees that for a period of 12 months following the Closing, the Investor shall not, and shall cause its Affiliates not to, directly or indirectly, in any manner, unless specifically agreed to in writing by the Company (collectively, the “Standstill Restrictions”):

(a)    (i) acquire or agree, offer, announce an intention to acquire, propose to acquire or enter into any arrangement or undertaking to acquire, ownership (including, but not limited to, beneficial ownership) of any significant portion of the assets of the Company or any controlled Affiliate thereof, or any business of the Company or any controlled Affiliate thereof, or (ii) acquire or agree, offer, announce an intention to acquire, propose to acquire or enter into any arrangement or undertaking to acquire, (x) any shares of Common Stock or other securities of the Company or any controlled Affiliate thereof by means of any exchange offer or tender offer, or (y) any rights, options or other securities convertible into or exercisable or exchangeable for any securities of the Company or any controlled Affiliate thereof or any obligations measured by the price or value of any securities of the Company or any controlled Affiliate, including without limitation any swaps or other derivative arrangements (“Derivative Securities”), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to beneficial ownership, and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise;

(b)    make, effect, initiate, offer, seek, cause or propose any take-over bid, tender offer, merger, consolidation, exchange offer, recapitalization, reorganization, business combination, liquidation, dissolution or similar transaction, or any other extraordinary transaction, with or involving the Company or any controlled affiliate thereof, or involving the Common Stock or any other securities or assets of the Company or any controlled affiliate thereof;

(c)    seek or propose to obtain representation on the Board of Directors, or solicit, make, effect, initiate, cause, or, in any way, participate in the solicitation of, any proxies or consents with respect to any securities of the Company (including shares of Common Stock) or any of its controlled Affiliates;

(d)    form, join, or participate in or otherwise encourage the formation of any group with respect to any securities of the Company (including shares of Common Stock) or any of its controlled Affiliates;

(e)    enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

(f)    make any public disclosure, or take any action that could be reasonably expected to require the Company to make a public announcement, regarding any of the foregoing.

Notwithstanding anything contained herein to the contrary, the Standstill Restrictions (a) shall not restrict the purchase of shares of Common Stock by the Investor or its Affiliates in open-market transactions (not involving any tender offer or exchange offer by the Investor or its Affiliates) (it being understood that the restrictions in clause (a)(i) above shall not apply to, or be deemed a breach of this Section 6.9 by reason of, such open-market purchases), and (b) shall become inapplicable in the event that (i) the Company has publicly announced its entry into a definitive agreement providing for a Combination (as defined below), (ii) a tender or exchange offer that, if consummated, would constitute a Combination is made or announced, and the Company has publicly announced that the Board of Directors has accepted (or has recommended that its shareholders accept) such offer, (iii) any person or group (other than the Investor or any of its Affiliates) acquires, or publicly discloses or announces an intention to acquire beneficial ownership of more than 10% of the outstanding shares of Common Stock, and files, or is required to file, with the SEC a statement on Schedule 13D (or an amendment thereto) with respect thereto, or (iv) Robert A. Frist, Jr. ceases, for any reason (including resignation, removal, termination, death or disability), to serve as the Company’s Chief Executive Officer (it being understood and agreed that, from and after the occurrence of the event described in this clause (iv), none of the shares of Common Stock or other securities of the Company held by the Investor or any of its Affiliates shall be subject to any of the Standstill Restrictions). For the avoidance of doubt, nothing in this Section 6.9 shall restrict the Investor or any of its Affiliates from privately requesting that the Board of Directors or the Company’s senior management waive or amend any of the Standstill Restrictions, in any such case in a manner that would not reasonably be expected to require the Company or the Investor to make a public announcement or public disclosure. A “Combination” shall mean any transaction or series of related transactions (whether by merger, consolidation, recapitalization, sale or transfer of shares, tender or exchange offer, or otherwise) in which (x) a person or group (other than the Investor and its Affiliates) acquires, directly or indirectly, beneficial ownership of 50% or more of the outstanding shares of Common Stock (on an as-converted basis), or 50% or more of the assets of the Company (based on the fair market value of such assets), or (y) the Company engages in a merger or other business combination transaction, in any such case with respect to clauses (x) and (y), in a transaction which the shareholders of the Company immediately prior to such transaction do not own at least 50% of the outstanding equity of the acquiring company or surviving entity in the transaction (based on the voting power of such equity) immediately following such transaction.

7.            Conditions of Closing.

7.1    Conditions to the Obligation of the Investor. The obligations of the Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    Representations and Warranties of the Company. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b)    Representations and Warranties of the Selling Shareholder. The representations and warranties of the Selling Shareholder contained herein shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(c)    Performance. The Company and the Selling Shareholder shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company and the Selling Shareholder, as applicable, on or prior to the Closing Date.

(d)    No Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing by any governmental authority.

(e)    Consents. The Company and the Selling Shareholder, as applicable, shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.

(f)    Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Company Shares and the transfer of the Selling Shareholder Shares at the Closing.

(g)    Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(h)    Compliance Certificate of the Company. An authorized officer of the Company shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 7.1(a) (Representations and Warranties of the Company), 7.1(c) (Performance), 7.1(d) (No Injunction), 7.1(e) (Consents), 7.1(f) (Transfer Agent), 7.1(g) (Adverse Changes) and 7.1(l) (Listing Requirements) of this Agreement have been fulfilled.

(i)    Compliance Certificate of the Selling Shareholder. The Selling Shareholder shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 7.1(b) (Representations and Warranties of the Selling Shareholder), 7.1(c) (Performance), 7.1(d) (No Injunction) and 7.1(f) (Transfer Agent) of this Agreement have been fulfilled.

(j)    Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investor at the Closing Date a certificate certifying (i) the Company’s Amended and Restated Charter; (ii) the Company’s Amended and Restated Bylaws; and (iii) the resolutions of the Company’s Board of Directors (and/or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Shares.

(k)    Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) to the Investor.

(l)    Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on Nasdaq and shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(m)    No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or the Registration Rights Agreement.

(n)    Delivery of Selling Shareholder Shares. At or prior to the Closing, the Selling Shareholder shall have delivered to the Investor and/or the Transfer Agent, as applicable, all instruments and documentation necessary or reasonably required by the Transfer Agent to transfer the Selling Shareholder Shares to the Investor at the Closing, including (i) one or more stock powers or assignments separate from certificate, duly executed by the Selling Shareholder in favor of the Investor and with the Selling Shareholder’s signature guaranteed by an eligible guarantor institution participating in a medallion signature guarantee program acceptable to the Transfer Agent, and/or (ii) such other duly completed transfer instructions or documents as the Transfer Agent requires to effect the transfer of the Selling Shareholder Shares. The Company and the Selling Shareholder shall have delivered, or caused to be delivered, to the Transfer Agent irrevocable instructions to register the Selling Shareholder Shares in the name of the Investor at the Closing, in book-entry form through the direct registration system and bearing only the legend set forth in Section 5.10, against payment of the Selling Shareholder Purchase Price.

7.2    Conditions to the Obligation of the Company and the Selling Shareholder. The obligation of the Company and the Selling Shareholder to consummate the transactions to be consummated at the Closing, and to issue and sell to the Investor the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of the Investor in Section 5 hereto shall be true and correct on and as of the date of this Agreement and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b)    Performance. The Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.

(c)    No Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing by any governmental authority.

(d)    Registration Rights Agreement. The Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit A.

(e)    Payment. The Company shall have received payment, by wire transfer of immediately available funds, of the full amount of the Company Purchase Price, and the Selling Shareholder shall have received payment, by wire transfer of immediately available funds, of the full amount of the Selling Shareholder Purchase Price.

(f)    No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or the Registration Rights Agreement.

8.            Termination.

8.1    Termination. The obligations of the Company and the Selling Shareholder, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)    Upon the mutual written consent of the Company and the Investor prior to the Closing;

(ii)    By the Company, upon written notice to the Investor, if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)    By the Investor, upon written notice to the Company and the Selling Shareholder, if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)    By either the Company (upon written notice to the Investor) or the Investor (upon written notice to the Company and the Selling Shareholder) if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii), (iii) and (iv) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

8.2    Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

9.            Miscellaneous Provisions.

9.1    Public Statements or Releases. Except as set forth in Section 6.3, neither the Company, the Selling Shareholder, nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of (x) the Company, in the case of any such announcement by Investor, and (y) the Investor, in the case of any such announcement by the Company or the Selling Shareholder (which consent, in any such case, shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to the terms of Section 6.3, nothing in this Section 9.1 shall prevent the Company from making any public announcement it considers necessary or advisable in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investor reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments. The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC if so required by the applicable rules of the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 9.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

9.2    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)    If to the Company, addressed as follows:

HealthStream, Inc.
500 11th Avenue North, Suite 850

Nashville, Tennessee 37203
Attention: Sneha Oakley, Vice President, General Counsel
Email: sneha.oakley@healthstream.com

with a copy (which shall not constitute notice):

Bass, Berry & Sims PLC

21 Platform Way South, Suite 3500

Nashville, Tennessee 37203

Attention:     J. Page Davidson

Kevin H. Douglas
Email:           pdavidson@bassberry.com

kdouglas@bassberry.com

(b)    If to the Selling Shareholder or the Investor, at its address or e-mail address set forth on its signature page hereto, or such address as subsequently modified by written notice given in accordance with this Section 9.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

9.3    Consent to Electronic Notice. The Investor consents to the delivery of any shareholder notice pursuant to the Tennessee Business Corporation Act (the “TBCA”), as amended or superseded from time to time, by electronic mail pursuant to § 48-11-202 of the TBCA (or any successor thereto) at the e-mail address set forth below the Investor’s name on the signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

9.4    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.5    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Tennessee law may apply.

(b)    The Company, the Selling Shareholder and the Investor hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if subject matter jurisdiction in that court is not available, in any appropriate state or federal courts in the State of Delaware);

(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

9.6    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.7    Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Shares to the Investor.

9.8    Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company or the Selling Shareholder; provided, however, that the Investor may, without the prior written consent of the Company, assign or transfer its rights and obligations under this Agreement, in whole or in part, (A) to one or more of its Affiliates or (B) to any transferee of Shares in connection with a transfer of Shares made in accordance with the Registration Rights Agreement and applicable law, so long as (1) the Investor provides written notice of such assignment to the Company prior to effecting such assignment and (2) the assignee agrees in writing to be bound by, and to be subject to the terms and conditions of, this Agreement (including the representations and warranties of the Investor set forth in Section 5) in form reasonably satisfactory to the Company, not to be unreasonably withheld. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

9.9    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 6.8.

9.10    Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.11    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

9.12    Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto), constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral; provided, however, that (i) the letter agreement dated as of January 29, 2026, by and between the Company and Willis Johnson, and (ii) the confidentiality letter agreement dated as of August 28, 2026, by and between the Investor and the Company, in any such case, will not be superseded hereby and will remain in full force and effect. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor; provided, however, that any such amendment, modification, alteration or change that adversely affects the Selling Shareholder will also require the written consent of the Selling Shareholder. The Company may, by an instrument signed in writing by such parties, waive the performance, compliance or satisfaction by the Investor with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor provided, however, that any such amendment, modification, alteration or change that adversely affects the Selling Shareholder will also require the written consent of the Selling Shareholder. The Investor may, by an instrument signed in writing by the Investor, waive the performance, compliance or satisfaction by the Company or the Selling Shareholder with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Company or the Selling Shareholder.

9.13    Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. The Company, the Selling Shareholder and the Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.14    Contract Interpretation. This Agreement is the joint product of the Investor, the Selling Shareholder and the Company, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

9.15    Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of this Agreement were determined as a result of arm’s-length negotiations.

9.16         Additional Information. The Company may request from the Investor such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

HealthStream, Inc.

By:	/s/ Michael M. Collier
Name: Michael M. Collier
Title: Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLING SHAREHOLDER:

/s/ Robert A. Frist, Jr.
Robert A. Frist, Jr.

Address: c/o HealthStream, Inc. 500 11th Avenue N., Suite 850 Nashville, Tennessee 37203 Email: robert.frist@healthstream.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

WJRJJ VENTURES, LLC

By:	/s/ Willis Johnson
Name:	Willis Johnson
Title:	Chief Executive Officer

Address: [*****] Email: [*****]

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C. 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 Attention: Brian Keyes; Victor Nilsson Email: bkeyes@wsgr.com; vnilsson@wsgr.com

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

[Omitted.]